UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                      October 21, 1999 (October 20, 1999)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


  Pennsylvania                       000-22026                   25-1407782
(State or other jurisdiction) (Commission File Number)      (IRS Employer of
                 corporation)                              Identification No.)




One RentWay Place, Erie, Pennsylvania        16505
(Address of principal executive offices)    Zip Code



Registrant's telephone number, including area code:      (814) 455-5378
                                                     ----------------------

Item 5.           Other Events


The registrant issued the following press release on October 20,1999:

     ERIE, PA. -- Rent-Way, Inc. (NYSE: RWY) announced today that it has received numerous inquiries concerning the recent decline in its stock price. The Company does not believe the decline in stock price is a reflection of its financial performance. In fact, the Company believes the current share price does not reflect the appropriate value of the Company.

The Company is finalizing its financial statements for the 1999 fiscal year and expects to announce its financial results for the 1999 fiscal year and its fourth quarter on or about November 15, 1999. The Company expects that its financial results will be equal to or better than a consensus of analysts estimates.

Rent-Way is the second largest operator of rental-purchase stores in the USA. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances through 1116 stores operating in 41 states.











































                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 Rent-Way, Inc.
                                    ------------------------------------------
                                                  (Registrant)




Date      October 21, 1999                     /s/ Jeffrey A. Conway
----------------------------        ------------------------------------------
                                                     (Signature)
                                                   Jeffrey A. Conway
                                Sr. Vice President and Chief Financial Officer